JUNE 28, 1999                                Y
                       SUPPLEMENT NO. 2 TO PROSPECTUS FOR
                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                                      DATED
                                   MAY 1, 1999


                   (SUPPLEMENT OFFERING BCTC IV SERIES 36 AND
                  IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)

This Supplement is part of, and should be read in conjunction with, Boston Capital's Prospectus. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus. This Supplement No. 2 supersedes all previous supplements to the prospectus.


Series 36's Purpose--

o to invest in other limited partnerships that will each develop, own and operate an apartment complex used as low- and moderate-income housing.


Terms of Offering--

o Series 36 is offering at least 250,000 ($2.5 million) and up to 2,500,000 ($25 million) Beneficial Assignee Certificates that are the equivalent of limited partnership interests in Series 36;

o the price of the certificates is $10 each with a minimum investment of $5,000;

o this offering will end no later than December 31, 1999; and

o your money will be held in escrow until at least 250,000 certificates are sold.


Series 36's Investors Will Receive--

o federal housing tax credits;

o tax losses that can offset passive income from any other investments; and

o profits, if any, from the sale of the apartment complexes.

            Prior Performance of Boston Associates and Its Affiliates

Boston Capital Tax Credit Fund IV L.P. (the "Fund") has issued other series in other offerings--Series 20 to Series 35. The Fund has issued a total of 52,857,259 certificates, raised $528,273,500 and admitted 29,957 investors within Series 20 through 35, and may still sell up to $121,726,500 to the public if all the certificates in Series 36 are sold. See "Prior Performance of Boston Associates and Its Affiliates" in the Prospectus for information about Series 20 through 34.

The Fund received orders for a total of 3,562,700 Series 35 certificates ($35,627,000), and issued the last of these certificates on June 25, 1999. The fees paid as of June 25, 1999 to Boston Capital and affiliates for Series 35 totaled $4,203,986. No additional Series 35 certificates will be offered.

                 Investment Objectives and Acquisition Policies

Series 36's principal business is to invest, as a limited partner, in other limited partnerships (the "operating partnerships"), each of which will develop, own and operate an apartment complex which is expected to qualify for federal housing tax credits in order to achieve the investment goals set forth in the Prospectus.

To achieve these investment objectives, Series 36 will invest in apartment complexes with a goal of generating tax credits, upon completion and occupancy of all the apartment complexes averaging approximately $1.00 to $1.10 per certificate annually--10%-11% annual tax credit as a percentage of capital invested--for the ten-year credit period. Series 36 has selected a 10%-11% annual tax credit as a percentage of capital invested, as an investment objective, after consulting with the underwriter regarding tax-free returns currently available to investors in other similar tax credit investments. No additional tax credits will be available for the remaining term of the fifteen-year federal housing tax credit compliance period. This calculation assumes:

o the applicability of current tax law;

o each apartment complex is occupied with qualifying individuals throughout the fifteen-year federal housing tax credit compliance period; and

o investors cannot use any passive tax losses generated by Series 36.

Possible Internal Rate of Return

The internal rate of return is the rate at which the present value of your future tax benefits would equal the cost of your investment. In essence, it illustrates your future tax credit benefit as a return of principal and interest in today's dollars.

For investors in the 15%-39.6% tax bracket respectively, the tax-free rate of return goal is approximately 2.5%-5% exclusive of any cash available for distribution if:

o none of the apartment complexes invested in have any value at the end of the fifteen-year federal housing tax credit compliance period; and

o investors do use for tax purposes the assumed loss of the investor's entire capital contributions.

The tax-free rate of return will exceed 2.5% -5% if:

o the value of the apartment complexes exceeds indebtedness plus sale expenses; and

o investors receive distributions from these sales or refinancings.

In accordance with the rules for the allocation of federal housing tax credits, Series 36's investment goal is for the following annual tax-free amounts for each $10,000 investment in Series 36: $300-$400 in 2000; $1,000-$1,100 in
2001-2009; and $700-$800 in 2010. This tax credit investment goal is not a forecast of anticipated tax credits, nor does it represent a yield or return on investment. Rather it is an investment goal of Series 36 for the credit period applicable to its investments. There is no assurance that any particular tax-free internal rate of return will be achieved.

The attainment of Series 36's investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that Series 36 will meet its investment objectives.

                             Anticipated Investments

Series 36 expects to invest in the ten operating partnerships described below. Each operating partnership will use a significant part of the funds invested by Series 36 to pay fees to the operating general partners. See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.

While Boston Associates believes that Series 36 is reasonably likely to acquire interests in the apartment complexes described below, it may not be able to do so. Before any acquisition is made, Boston Associates will complete its due diligence review as to the operating partnership and its apartment complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors. If any significant adverse information is obtained by Boston Associates, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. It is also possible that the acquisition terms may differ significantly from those described below. Accordingly, investors should not rely on the ability of Series 36 to invest in these apartment complexes or under the described investment terms in deciding whether to invest in Series 36. If Series 36 raises the entire $25 million, the anticipated acquisition of the operating partnership interests, described below, will represent approximately 79% of the total money which Series 36 currently expects to spend.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Because Series 36 is currently in the offering phase, it has no material assets or any operating history. Series 36 expects to acquire interests in the following ten operating partnerships, seven of which are to be newly constructed and three of which are to be rehabilitated:

Partnership                                  Operating General Partner(s)
-----------                                  ----------------------------
1. Aloha Housing L.P.                        Mainland Development Company
   (the "Aloha Partnership")
   Property Rehabilitation

2. Nowata Village L.P.                       Green Development Group
   (the "Nowata Village Partnership")
   Property Rehabilitation

3. Paris Place L.P.                          Garry Watkins
   (the "Paris Place Partnership")           Dennis Buckles
   New Construction

4. Riverview Bend L.P.                       American Housing Preservation
   (the "Riverview Bend Partnership")        Corporation
   Property Rehabilitation

5. South Gate Village L.P.                   National Housing Corporation
   (the "South Gate Partnership")
   New Construction

6. Valley View L.P.                          Carlson Gardner Woodman Inc.
   (the "Valley View Partnership")
   New Construction

7. Washington Heights L.P.                   Senior Suites Corporation
   (the "Washington Heights Partnership")
   New Construction

8. Wedgewood Park L.P.                       Norsouth Corporation
   (the "Wedgewood Park Partnership")
   New Construction

9. Willowbrook L.P.                          Riemer Calhoun
   (the "Willowbrook Partnership")
   New Construction

10. Wingfield Apartments L.P.                Riemer Calhoun
   (the "Wingfield Partnership")
   New Construction

None of the operating general partners or the management companies are affiliated with Boston Associates.

Permanent Mortgage Loan financing for the apartment complexes will be provided from a variety of sources. Boston Associates believes that each of the apartment complexes will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the apartment complexes and the anticipated terms of investment in each operating partnership.

The priority return base for Series 36 is $1.05 per certificate (10.5%). The priority return base is the level of return that investors must receive before Boston Associates may receive a 5% share in the proceeds from the sale or refinancing of apartment complexes. In establishing the priority return base, Boston Associates does not represent that Series 36 is expected to provide this level of return to investors. Boston Associates will receive fees and compensation for services prior to investors receiving the priority return.

INFORMATION CONCERNING THE APARTMENT COMPLEXES

                                             Basic       Government
Partnership         Location       Number    Monthly     Assistance
Name                of Property    of Units  Rents (1)   Anticipated
---------------------------------------------------------------------------
1. Aloha            Aloha,         69        $676 1BR    Tax Exempt Bond
   Partnership      Oregon                   $785-       Financing
                                             $810 2BR    Program
                                             $903-       Tax Exempt Bond
                                             $968 3BR    Financing issued
                                                         through
                                                         Washington
                                                         County Housing
                                                         and Educational
                                                         Facilities
                                                         Authority

2. Nowata Village   Nowata,          28      $290 1BR    RHS Sec. 515
   Partnership      Oklahoma                 $360 2BR    with 100% rental
                                             $580 3BR    assistance

INFORMATION CONCERNING THE APARTMENT COMPLEXES

                    Permanent             Mortgage       Annual                  Annual
Partnership         Mortgage              Interest       Reserve   Management    Management
Name                Loan (2)              Rate           Amount    Agent         Fee
--------------------------------------------------------------------------------------------------
1. Aloha            Oregon Housing         12%           $17,500   Liberty       5% of net rental
   Partnership      and Community                                  Management    income
                    Services
                    Department
                    $1,600,000(4a)
                    Municipal               7%
                    Mortgage and
                    Equity
                    $2,000,000(4b)

2. Nowata Village   $  957,000             1%(3)         $ 9,600   Green         $22 per
   Partnership                                                     Development   occupied unit
                                                                                 per month

-----------------
(1)  Exclusive of utilities, unless indicated otherwise.

(2) Except as and to the extent noted in the following footnote, the terms of all permanent mortgage loans described in the following footnotes which have a term to maturity which is shorter than the term employed for the amortization schedule provide or are expected to provide that the entire outstanding balance of principal of and interest on such permanent mortgage loan shall be due and payable in full at the maturity of such mortgage loan.

(3) Rural Housing Service ("RHS") (formerly Farmers Home Administration) 515 loan with a term of 50 years and a stated interest rate of between 7.5% and 9.5%, written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50 year amortization schedule.

(4) (a) The terms of the Aloha Partnership's anticipated permanent first mortgage loan in the amount of $1,600,000 are expected to include a term of 15 years, an interest rate of 12% and payments of principal and interest on the basis of a 15-year amortization schedule.

     (b) The terms of the Aloha Partnership's anticipated permanent second mortgage loan in the amount of $2,000,000 are expected to include a term of 30 years, an interest rate of 7% and payments of principal and interest on the basis of a 30-year amortization schedule.

INFORMATION CONCERNING THE APARTMENT COMPLEXES

                                               Basic      Government
Partnership         Location        Number     Monthly    Assistance
Name                of Property     of Units   Rents(1)   Anticipated
---------------------------------------------------------------------------
3. Paris Place      Paris,              32     $390 2BR   Risk Sharing
   Partnership      Kentucky                   $450 3BR   Program
                                                          HOME Investment
                                                          Partnerships
                                                          Program

4. Riverview Bend   Crystal City,       94     $395 1BR   Tax Exempt Bond
   Partnership      Missouri                   $503 2BR   Financing
                                               $590 3BR   Program
                                               $655 4BR

5. South Gate       Aberdeen,          108     $550 2BR   Federal Housing
   Partnership      Maryland                   $650 3BR   Tax Credits

INFORMATION CONCERNING THE APARTMENT COMPLEXES

                    Permanent            Mortgage   Annual                  Annual
Partnership         Mortgage             Interest   Reserve   Management    Management
Name                Loan (2)             Rate       Amount    Agent         Fee
---------------------------------------------------------------------------------------------
3. Paris Place      Federal               6.6%      $ 8,000   Wabuck        6% of net rental
   Partnership      Housing                                   Development   income
                    Administration
                    $430,000(5a)
                    Federal Home          2.5%
                    Loan Bank
                    $421,000(5b)
                    Kentucky                1%
                    Housing
                    Corporation
                    $434,000(5c)

4. Riverview Bend   Missouri             7.13%      $28,200   Liberty       6% of net rental
   Partnership      Housing                                   Management    income
                    Development
                    Commission
                    $3,250,000
                    (6)

5. South Gate       Tate Terrace          8.5%      $21,600   National      6% of net rental
   Partnership      Realty Inc.                               Housing       income
                    $4,200,000                                Management
                    (7)

-----------------
(5) (a) The terms of the Paris Place Partnership's anticipated permanent first mortgage loan in the amount of $430,000 are expected to include a term of 30 years, an interest rate of 6.6% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Paris Place Partnership's anticipated permanent second mortgage loan in the amount of $421,000 are expected to include a term of 25 years, an interest rate of 2.5% and payments of principal and interest on the basis of a 25-year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 25-year term.

     (c) The terms of the Paris Place Partnership's anticipated permanent third mortgage loan in the amount of $434,000 are expected to include a term of 25 years, an interest rate of 1% and payments of principal and interest on the basis of a 25-year amortization schedule, provided, however, that the terms of the permanent third mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 25-year term.

(6) The terms of the Riverview Bend Partnership's anticipated permanent first mortgage loan in the amount of $3,250,000 are expected to include a term of 30 years, an interest rate of 7.13% and payments of principal and interest on the basis of a 30-year amortization schedule.

(7) The terms of the South Gate Partnership's anticipated permanent first mortgage loan in the amount of $4,200,000 are expected to include a term of 30 years, an interest rate of 8.5% and payments of principal and interest on the basis of a 30-year amortization schedule.

INFORMATION CONCERNING THE APARTMENT COMPLEXES

                                               Basic      Government
Partnership         Location        Number     Monthly    Assistance
Name                of Property     of Units   Rents(1)   Anticipated
---------------------------------------------------------------------------
6. Valley View      Branson West,      32      $240 2BR   HOME Investment
   Partnership      Missouri                   $320 3BR   Partnerships
                                                          Program

7. Washington       Chicago,           85      $425-      HOME Investment
   Heights          Illinois                   $475 0BR   Partnerships
   Partnership                                 $470-      Program
                                               $560 1BR

8. Wedgewood Park   Evans,             180     $410 1BR   Federal Housing
   Partnership      Georgia                    $490 2BR   Tax Credits
                                               $540 3BR

INFORMATION CONCERNING THE APARTMENT COMPLEXES

                    Permanent             Mortgage   Annual                  Annual
Partnership         Mortgage              Interest   Reserve   Management    Management
Name                Loan (2)              Rate       Amount    Agent         Fee
----------------------------------------------------------------------------------------------
6. Valley View      Missouri                 1%      $ 9,600   Carlson       6% of net rental
   Partnership      Housing                                    Gardner       income
                    Development                                Woodman Inc.
                    Commission
                    $500,000
                    (8)

7. Washington       Avondale                 8%      $14,285   Senior        6% of net rental
   Heights          Savings Bank                               Lifestyles    income
   Partnership      $772,000(9a)                               Management
                    City of                  3%
                    Chicago
                    $3,172,000(9b)

8. Wedgewood Park   Midland                  8%      $27,000   Norsouth      6% of net rental
   Partnership      Mortgage                                   Management    income
                    Investment
                    Corporation
                    $5,475,000
                    (10)

-----------------

(8) The terms of the Valley View Partnership's anticipated permanent first mortgage loan in the amount of $500,000 are expected to include a term of 25 years, an interest rate of 1% and payments of principal and interest on the basis of a 25-year amortization schedule.

(9) (a) The terms of the Washington Heights Partnership's anticipated permanent first mortgage loan in the amount of $772,000 are expected to include a term of 29 years, an interest rate of 8% and payments of principal and interest on the basis of a 29-year amortization schedule.

     (b) The terms of the Washington Heights Partnership's anticipated permanent second mortgage loan in the amount of $3,172,000 are expected to include a term of 30 years, an interest rate of 3% and payments of interest only provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(10) The terms of the Wedgewood Park Partnership's anticipated permanent first mortgage loan in the amount of $5,475,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30-year amortization schedule.

INFORMATION CONCERNING THE APARTMENT COMPLEXES

                                          Basic      Government
Partnership      Location      Number     Monthly    Assistance
Name             of Property   of Units   Rents(1)   Anticipated
----------------------------------------------------------------------
9. Willowbrook   Lafayette,    40         $300-      Community
   Partnership   Louisiana                $385 2BR   Development
                                          $490 4BR   Block Grant
                                                     Program

10. Wingfield    Kinder,       40         $295-      Rural Apartment
    Partnership  Louisiana                $350 2BR   Development
                                          $415 4BR   Program

INFORMATION CONCERNING THE APARTMENT COMPLEXES

                 Permanent             Mortgage   Annual                 Annual
Partnership      Mortgage              Interest   Reserve   Management   Management
Name             Loan (2)              Rate       Amount    Agent        Fee
------------------------------------------------------------------------------------------
9. Willowbrook   Hibernia Bank         8%         $8,000    Calhoun      5% of net rental
   Partnership   $516,500(11a)                              Property     income
                 City and              3%                   Management
                 Parish of
                 Lafayette
                 $514,000(11b)

10. Wingfield    Hibernia Bank         8%         $8,000    Calhoun      5% of net rental
   Partnership   $147,000(12a)                              Property     income
                 Louisiana             6%                   Management
                 Housing
                 Finance Agency
                 $400,000(12b)

-----------------
(11) (a) The terms of the Willowbrook Partnership's anticipated permanent first mortgage loan in the amount of $516,500 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Willowbrook Partnership's anticipated permanent second mortgage loan in the amount of $514,000 are expected to include a term of 30 years, an interest rate of 3% and payments of principal and interest on the basis of a 30-year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

(12) (a) The terms of the Wingfield Partnership's anticipated permanent first mortgage loan in the amount of $147,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Wingfield Partnership's anticipated permanent second mortgage loan in the amount of $400,000 are expected to include a term of 30 years, an interest rate of 6% and payments of principal and interest on the basis of a 30-year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                 Ownership
                                 Interest(%)
                                 Profits,
                                 Losses,         Operating
                  BCTC IV        Credit/Net      General
Partnership       Capital        Cash Flow/      Partner        Operating Deficit
Name              Contribution   Backend         Contribution   Guarantee
-----------------------------------------------------------------------------------
 1. Aloha         $  880,137     100/20/50       $100           Unlimited in
    Partnership                                                 duration and
                                                                amount

 2. Nowata        $  316,592     100/40/40       $33,500        Unlimited in
    Village                                                     amount for
    Partnership                                                 5 years

 3. Paris Place   $  938,007     100/20/50       $100           $200,000 in the
    Partnership                                                 aggregate for
                                                                5 years

 4. Riverview     $1,113,838     100/20/50       $100           Unlimited in
    Bend                                                        duration and
    Partnership                                                 amount

 5. South Gate    $2,468,375       50/5/10       $100           $190,000 in the
    Partnership                                                 aggregate for
                                                                3 years

 6. Valley View   $1,306,789     100/10/20       $100           $200,000 in the
    Partnership                                                 aggregate for
                                                                3 years

 7. Washington    $2,213,182        50/8/8       $100           Unlimited in
    Heights                                                     duration for
    Partnership                                                 $1,600,000 in
                                                                the aggregate

 8. Wedgewood     $3,551,821     50/17.5/25      $100           $600,000 in the
    Park                                                        aggregate for
    Partnership                                                 10 years

 9. Willowbrook   $1,201,755     100/30/30       $100           Unlimited in
    Partnership                                                 duration and
                                                                amount

10. Wingfield     $1,645,817     100/30/30       $100           Unlimited in
    Partnership                                                 duration and
                                                                amount

TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                  Fund's                             Annual
                                  Approximate      Development       Partnership    Asset
                  Operating       Average Annual   Fee/Other         Management     Management
Partnership       Partnership's   Anticipated      Distributions     Fee to         Fee to Boston
Name              Credit Base     Federal Credit   to Operating GP   Operating GP   Capital
--------------------------------------------------------------------------------------------------
 1. Aloha         $3,360,000      $118,937         $380,350          $7,000         $7,000
    Partnership

 2. Nowata        $1,198,000      $42,212          $98,000           $1,500         $1,500
    Village
    Partnership

 3. Paris Place   $1,556,000      $125,068         $178,000          $2,500         $2,500
    Partnership

 4. Riverview     $4,295,000      $150,519         $398,413          $3,500         $3,500
    Bend
    Partnership

 5. South Gate    $7,185,000      $333,564         $937,000          $50,000        $10,800
    Partnership

 6. Valley View   $2,163,000      $174,239         $289,000          $2,500         $2,500
    Partnership

 7. Washington    $7,607,000      $299,079         $622,000          $5,000         $5,000
    Heights
    Partnership

 8. Wedgewood     $11,710,000     $479,976         $1,575,100        $10,000        $10,000
    Park
    Partnership

 9. Willowbrook   $1,977,000      $160,234         $258,000          $2,000         $2,000
    Partnership

10. Wingfield     $2,728,000      $222,408         $181,000          $4,000         $4,000
    Partnership

THE ALOHA PARTNERSHIP
(Farmington Meadows Apartments)

Farmington Meadows Apartments is an existing 69-unit apartment complex for families which is to be rehabilitated on Southwest 160 Avenue between Farmington Road and the Tualatin Valley Highway in Aloha, Oregon. Farmington Meadows Apartments will consist of 8 one-bedroom units, 49 two-bedroom units and 12 three-bedroom units contained in 7 buildings. The complex will offer a basketball court and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

Rehabilitation of Farmington Meadows Apartments is anticipated to begin in October, 1999. The operating general partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number of Units    Completion          Number of Units    Rent-Up
 ---------------    ----------          ---------------    -------
        69          December, 1999            69           January, 2000

THE NOWATA VILLAGE PARTNERSHIP
(Nowata Village Apartments)

Nowata Village Apartments is an existing 28-unit apartment complex for families which is to be rehabilitated on Turner Lane in Nowata, Oklahoma. Nowata Village Apartments will consist of 8 one-bedroom units, 16 two-bedroom units and 4 three-bedroom units contained in 5 buildings. The complex will offer playground and central laundry facilities.

Individual units will contain a refrigerator, range and air conditioning.

Rehabilitation of Nowata Village Apartments is anticipated to begin in August, 1999. The operating general partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number of Units    Completion          Number of Units    Rent-Up
 ---------------    ----------          ---------------    -------
        14          November, 1999            10           January, 2000
        14          December, 1999             9           February, 2000
                                               9           March, 2000

THE PARIS PLACE PARTNERSHIP
(Paris Place Apartments)

Paris Place Apartments is a 32-unit apartment complex for families which is being constructed on Castle Boulevard between Bethlehem and Clintonville Roads in Paris, Kentucky. Paris Place Apartments will consist of 24 two-bedroom units and 8 three-bedroom units contained in 20 buildings. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

Construction of Paris Place Apartments began in June, 1999. The operating general partners anticipate that construction completion and occupancy will occur as follows:

 Number of Units    Completion          Number of Units    Rent-Up
 ---------------    ----------          ---------------    -------
        16          February, 2000            12           March, 2000
        16          March, 2000               12           April, 2000
                                               8           May, 2000

THE RIVERVIEW BEND PARTNERSHIP
(Riverview Bend Apartments)

Riverview Bend Apartments is an existing 94-unit apartment complex for families which is to be rehabilitated on Flagship and Missouri Avenues in Crystal City, Missouri. Riverview Bend Apartments will consist of 48 one-bedroom units, 24 two-bedroom units, 18 three-bedroom units and 4 four-bedroom units contained in 6 buildings. The complex will offer a meeting room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

Rehabilitation of Riverview Bend Apartments is anticipated to begin in October, 1999. The operating general partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number of Units    Completion       Number of Units    Rent-Up
 ---------------    ----------       ---------------    -------
        94          April, 2000            94           May, 2000

THE SOUTH GATE PARTNERSHIP
(South Gate Village Apartments)

South Gate Village Apartments is a 108-unit apartment complex for families which is to be constructed on Philadelphia Boulevard north of Highway 40 and east of Nottingham Drive in Aberdeen, Maryland. South Gate Village Apartments will consist of 72 two-bedroom units and 36 three-bedroom units contained in 11 buildings. The complex will offer a function room, pool, playground and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and a patio or porch.

Construction of South Gate Village Apartments is anticipated to begin in August, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion       Number of Units    Rent-Up
 ---------------    ----------       ---------------    -------
        27          March, 2000            12           April, 2000
        27          April, 2000            12           May, 2000
        27          May, 2000              12           June, 2000
        27          June, 2000             12           July, 2000
                                           12           August, 2000
                                           12           September, 2000
                                           12           October, 2000
                                           12           November, 2000
                                           12           December, 2000

THE VALLEY VIEW PARTNERSHIP
(Valley View Apartments)

Valley View Apartments is a 32-unit apartment complex for families which is to be constructed on Highway 13 in Branson West, Missouri. Valley View Apartments will consist of 16 two-bedroom units and 16 three-bedroom units contained in 4 buildings. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range with exhaust fan, microwave, dishwasher, disposal, air conditioning, ceiling fans and a patio or porch.

Construction of Valley View Apartments is anticipated to begin in August, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units     Completion     Number of Units    Rent-Up
 ---------------     ----------     ---------------    -------
        16          June, 2000            8            July, 2000
        16          July, 2000            8            August, 2000
                                          8            September, 2000
                                          8            October, 2000

THE WASHINGTON HEIGHTS PARTNERSHIP
(Washington Heights Apartments)

Washington Heights Apartments is an 85-unit apartment complex for senior citizens which is to be constructed on South Peoria at West 103 Street in Chicago, Illinois. Washington Heights Apartments will consist of 53 efficiency units and 32 one-bedroom units contained in 1 building. The complex will offer a function room, library and central laundry facilities.

Individual units will contain a refrigerator, range, air conditioning and cable television hook-up.

Construction of Washington Heights Apartments is anticipated to begin in October, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion          Number of Units    Rent-Up
 ---------------    ----------          ---------------    -------
        85          November, 2000             19          January, 2001
                                               11          February, 2001
                                               11          March, 2001
                                               11          April, 2001
                                               11          May, 2001
                                               11          June, 2001
                                               11          July, 2001

THE WEDGEWOOD PARK PARTNERSHIP
(Wedgewood Park Apartments)

Wedgewood Park Apartments is a 180-unit apartment complex for families which is being constructed on Old Evans Road in Evans, Georgia. Wedgewood Park Apartments will consist of 24 one-bedroom units, 108 two-bedroom units and 48 three-bedroom units contained in 13 buildings. The complex will offer a function room, pool, fitness center, playground, basketball court and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning and cable television hook-up.

Construction of Wedgewood Park Apartments began in May, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion           Number of Units    Rent-Up
 ---------------    ----------           ---------------    -------
        30          July, 2000                 15           August, 2000
        30          August, 2000               15           September, 2000
        30          September, 2000            15           October, 2000
        30          October, 2000              15           November, 2000
        30          November, 2000             15           December, 2000
        30          December, 2000             15           January, 2001
                                               15           February, 2001
                                               15           March, 2001
                                               15           April, 2001
                                               15           May, 2001
                                               15           June, 2001
                                               15           July, 2001

THE WILLOWBROOK PARTNERSHIP
(Willowbrook Apartments)

Willowbrook Apartments is a 40-unit apartment complex for families which is being constructed on West Willow Street in Lafayette, Louisiana. Willowbrook Apartments will consist of 34 two-bedroom units and 6 four-bedroom units contained in 20 buildings. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher and disposal.

Construction of Willowbrook Apartments began in May, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion          Number of Units    Rent-Up
 ---------------    ----------          ---------------    -------
        10          February, 2000            8            March, 2000
        10          March, 2000               8            April, 2000
        10          April, 2000               8            May, 2000
        10          May, 2000                 8            June, 2000
                                              8            July, 2000

THE WINGFIELD PARTNERSHIP
(Wingfield Apartments)

Wingfield Apartments is a 40-unit apartment complex for families which is being constructed on 13 Street in Kinder, Louisiana. Wingfield Apartments will consist of 34 two-bedroom units and 6 four-bedroom units contained in 14 buildings. The complex will offer a function room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher and disposal.

Construction of Wingfield Apartments began in May, 1999. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion          Number of Units    Rent-Up
 ---------------    ----------          ---------------    -------
        10          November, 1999            5            March, 2000
        10          December, 1999            5            April, 2000
        10          January, 2000             5            May, 2000
        10          February, 2000            5            June, 2000
                                              5            July, 2000
                                              5            August, 2000
                                              5            September, 2000
                                              5            October, 2000


                                 * * * * * * * *


                                    YEAR 2000

Boston Associates and its management have reviewed the potential computer problems that may arise from the century date change known as the "Year 2000" or "Y2K" problem. Boston Associates is currently taking the necessary precautions to minimize any disruptions in normal operations that may cause a materially adverse impact on Series 36's liquidity and financial condition. The majority of Boston Associates' systems are "Y2K" compliant, including its Accounting/Financial systems and database systems. For all remaining systems, Boston Associates has contacted the vendors to provide the necessary upgrades, replacements, and testing no later than year-end 1999. Boston Associates is committed to ensuring that the "Y2K" issue will have no impact on our investors. None of the costs incurred creating "Y2K" compliant systems will be paid by Series 36 but rather by affiliates of Boston Associates.


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